Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2010 RESULTS

— Narrows adjusted* earnings projection —

LAKE FOREST, Ill., Oct. 26, 2010 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the third quarter ended September 30, 2010. Net sales for the quarter were $949 million, and adjusted* diluted earnings per share were $0.74. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira delivered a solid third quarter, despite difficult year-over-year comparisons from the temporary discontinuation of U.S. oxaliplatin sales and the impact of several divestitures,” said Christopher B. Begley, chairman and chief executive officer. “During the quarter, we gained momentum on several of our existing and newly launched specialty pharmaceuticals; we saw continued contributions from Project Fuel, our companywide optimization initiative; and we made good progress on our quality-improvement efforts. We believe the efforts and advancements we are making this year position Hospira for another good year and continued growth going forward.”

Third-Quarter 2010 Results

The following table highlights selected financial results for the third quarter of 2010 compared to the same period in 2009:

In $ millions, except per share	GAAP Three Months Ended September 30,		%	Adjusted* Three Months Ended September 30,		%
amounts	2010	2009	Change	2010	2009	Change
Net Sales	$949.3	$1,007.5	(5.8)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$367.0	$395.6	(7.2)%	$406.4	$418.4	(2.9)%
Income from Operations	$141.7	$161.5	(12.3)%	$189.3	$207.2	(8.6)%
Diluted EPS	$0.42	$0.71	(40.8)%	$0.74	$0.90	(17.8)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	38.7%	39.3%		42.8%	41.5%
Income from Operations	14.9%	16.0%		19.9%	20.6%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales decreased 5.8 percent to $949 million in the third quarter of 2010, compared to $1.0 billion in the third quarter of 2009. Strong sales in Specialty Injectable Pharmaceuticals, resulting from the U.S. sales of Precedex™, meropenem, vancomycin and heparin, were more than offset by the temporary discontinuation of U.S. sales of oxaliplatin pursuant to a litigation settlement and the decline in Medication Management Systems, primarily a result of the company’s voluntary hold on shipments of its Symbiq™ Infusion System to new customers.

Adjusted* income from operations decreased 8.6 percent to $189 million in the third quarter of 2010, compared to $207 million in the third quarter of 2009.  Improved manufacturing efficiency from the company’s Project Fuel optimization initiatives was more than offset by lower sales volume and associated margins primarily due to the temporary exit from the U.S. oxaliplatin market, charges associated with certain quality and product-related matters, and higher research and development expenses related to new product development programs, including clinical trials.

The effective tax rate on an adjusted basis* in the quarter was 23.8 percent, up from the third-quarter 2009 rate of 19.0 percent. The increase is primarily related to a shift in earnings mix to higher tax jurisdictions relative to the third quarter of 2009.

Cash Flow

Cash flow from operations for the first nine months of 2010 was $235 million, compared to the $541 million generated for the same period in 2009. The decrease primarily reflects the timing of chargeback and rebate payments associated with prior U.S. sales of oxaliplatin, increased inventories, as well as higher U.S. income tax and quality-initiative payments.

Capital expenditures were $142 million for the first nine months of 2010, compared to $119 million for the first nine months of 2009. The increase is primarily associated with investments associated with manufacturing-optimization and information technology-related enhancement initiatives.

2010 Projections

Due to delays in customer purchasing decisions in Medication Management Systems as well as the expectation of lower-than-anticipated sales growth in Other Pharma, the company now projects net sales growth of approximately 2 to 3 percent on a constant-currency basis.  On a reported basis, the company expects net sales growth of 3 to 4 percent.

Hospira has narrowed its adjusted* diluted earnings per share projection to the upper range of the previous projection.  The company now expects adjusted* diluted earnings per share for full-year 2010 to be between $3.40 and $3.45.

The reconciliation between the projected 2010 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$3.40 - $3.45

Estimated charges related to Project Fuel initiatives (mid-point of an estimated range of $0.06 to $0.08 per diluted share)	($0.07)

Estimated charges related to facilities optimization initiatives (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	($0.05)

Estimated $67 million for the amortization of intangibles related to the acquisitions of Mayne Pharma, the specialty injectable business of Orchid Chemicals & Pharmaceuticals and Javelin Pharmaceuticals	($0.27)

Acquisition and integration-related charges associated with the Orchid and Javelin acquisitions	($0.07)

Estimated quality and product-related charges (mid-point of an estimated range of $0.18 to $0.24 per diluted share)	($0.21)

Litigation settlement and related charges	($0.05)

Initial research and development milestone charge associated with a partnered proprietary pharmaceutical product	($0.10)

Loss on early debt extinguishment	($0.14)

Diluted earnings per share — GAAP	$2.44 - $2.49

The adjusting items are shown net of tax in aggregate of $95 million, which is calculated for the specified adjustments stated above, based on the statutory tax rate in the various tax jurisdictions in which the items are expected to occur.

The company is maintaining guidance for cash flow from operations to range between $525 million and $575 million. The projected range for depreciation and amortization remains unchanged at $250 million to $260 million, as does the projected range for capital expenditures, at $195 million to $215 million.

*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.  For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Tuesday, Oct. 26, 2010. A live webcast of the conference call will be available on Hospira’s Web site at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations Web site at the beginning of the conference call. A replay will be available on the Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 13,500 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended September 30,
	2010	2009	% Change

Net sales	$949.3	$1,007.5	(5.8)%

Cost of products sold	582.3	611.9	(4.8)%
Restructuring, impairment and (gain) on disposition of assets, net	1.2	13.8	(91.3)%
Research and development	65.2	57.9	12.6%
Selling, general and administrative	158.9	162.4	(2.2)%
Total operating costs and expenses	807.6	846.0	(4.5)%
Income From Operations	141.7	161.5	(12.3)%

Interest expense	26.5	25.1	5.6%
Other expense, net	34.6	0.1	nm %
Income Before Income Taxes	80.6	136.3	(40.9)%

Income tax expense	9.2	20.1	(54.2)%
Net Income	$71.4	$116.2	(38.6)%

Earnings Per Common Share:
Basic	$0.43	$0.72	(40.3)%
Diluted	$0.42	$0.71	(40.8)%

Weighted Average Common Shares Outstanding:
Basic	166.9	161.1	3.6%
Diluted	170.0	163.7	3.8%

Adjusted Gross Profit (1)(2)	$406.4	$418.4	(2.9)%
Adjusted Income From Operations (1)	$189.3	$207.2	(8.6)%
Adjusted Net Income (1)	$125.4	$147.4	(14.9)%
Adjusted Diluted Earnings Per Share (1)	$0.74	$0.90	(17.8)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2010	2009	2010	2009
Gross Profit (2)	38.7%	39.3%	42.8%	41.5%
Income From Operations	14.9%	16.0%	19.9%	20.6%
Net Income	7.5%	11.5%	13.2%	14.6%
Income Tax Rate	11.4%	14.7%	23.8%	19.0%

(1)

Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

nm - Percentage change is not meaningful.

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Nine Months Ended September 30,
	2010	2009	% Change
Net sales	$2,925.1	$2,824.1	3.6%

Cost of products sold	1,758.6	1,762.7	(0.2)%
Restructuring, impairment and (gain) on disposition of assets, net	(3.8)	79.1	(104.8)%
Research and development	197.3	160.8	22.7%
Selling, general and administrative	507.4	454.2	11.7%
Total operating costs and expenses	2,459.5	2,456.8	0.1%
Income From Operations	465.6	367.3	26.8%

Interest expense	74.1	80.2	(7.6)%
Other expense, net	32.1	14.3	124.5%
Income Before Income Taxes	359.4	272.8	31.7%

Income tax expense (benefit)	62.8	(34.4)	(282.6)%
Net Income	$296.6	$307.2	(3.5)%

Earnings Per Common Share:
Basic	$1.79	$1.92	(6.8)%
Diluted	$1.75	$1.89	(7.4)%

Weighted Average Common Shares Outstanding:
Basic	165.5	160.4	3.2%
Diluted	169.3	162.3	4.3%

Adjusted Gross Profit (1)(2)	$1,277.9	$1,123.8	13.7%
Adjusted Income From Operations (1)	$642.3	$533.8	20.3%
Adjusted Net Income (1)	$429.5	$362.4	18.5%
Adjusted Diluted Earnings Per Share (1)	$2.54	$2.23	13.9%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2010	2009	2010	2009
Gross Profit (2)	39.9%	37.6%	43.7%	39.8%
Income From Operations	15.9%	13.0%	22.0%	18.9%
Net Income	10.1%	10.9%	14.7%	12.8%
Income Tax Rate	17.5%	(12.6)%	25.0%	20.5%

(1)

Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Three months ended September 30, 2010 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$367.0	$141.7	$71.4	$0.42
Specified items:
Project Fuel and related charges (A)	4.4	6.7	3.7	0.02
Facilities Optimization charges (B)	3.1	3.7	2.4	0.02
Amortization of certain intangible assets (C)	16.2	16.2	12.2	0.07
Certain quality and product related charges (D)	15.1	15.1	9.1	0.05
Acquisition and integration-related charges (E)	0.6	5.9	3.7	0.02
Loss on early debt extinguishment (F)	—	—	22.9	0.14
Adjusted financial measures (3)	$406.4	$189.3	$125.4	$0.74

GAAP results for the three months ended September 30, 2010 include:
(A)

Project Fuel and related charges: $4.4 million reported in Cost of products sold, $0.6 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.7 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)

Facilities Optimization charges: $3.1 million reported in Cost of products sold and $0.6 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)

Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited (“Mayne Pharma”), Javelin Pharmaceuticals, Inc. (“Javelin Pharma”) and a generic injectable business by Hospira Healthcare India Private Limited (“Hospira India”).

(D)

Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, idle facility costs and penalties for failure to supply certain product to customers. These charges are directly associated with Hospira’s response to the United States Food and Drug Administration (“FDA”) Warning Letter received in April 2010.

(E)

Acquisition and integration-related charges: $0.6 million reported in Cost of products sold, $1.5 million reported in Research and development and $3.8 million reported in Selling, general and administrative. These charges include acquisition and integration costs resulting from acquisitions including Javelin Pharma and a generic injectable business by Hospira India.

(F)

Loss on early debt extinguishment of $36.8 million reported in Other expenses, net pre-tax relates to a provision for the early extinguishment of 5.55% notes originally due March 2012, which was paid in October 2010.

Three months ended September 30, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$395.6	$161.5	$116.2	$0.71
Specified items:
Project Fuel and related charges (A)	7.8	27.4	20.9	0.13
Facilities Optimization charges (B)	1.5	4.8	3.1	0.02
Amortization of certain intangible assets (C)	13.5	13.5	7.2	0.04
Adjusted financial measures (3)	$418.4	$207.2	$147.4	$0.90

GAAP results for the three months ended September 30, 2009 include:
(A)

Project Fuel and related charges: $7.8 million reported in Cost of products sold, $10.5 million reported in Restructuring, impairment and (gain) on disposition of assets, net, $1.3 million reported in Research and development and $7.8 million reported in Selling, general and administrative. Project Fuel initiatives include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

(B)

Facilities Optimization charges: $1.5 million reported in Cost of products sold and $3.3 million reported in Restructuring and impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)	Amortization of certain intangible assets resulting from the acquisition of Mayne Pharma reported in Cost of products sold.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)

Specified items are shown net of tax of $29.9 million and $14.5 million for the three months ended September 30, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the items occurred.

(3)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on October 26, 2010 for additional information.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Nine months ended September 30, 2010 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,166.5	$465.6	$296.6	$1.75
Specified items:
Project Fuel and related charges (A)	12.1	16.4	6.5	0.04
Facilities Optimization charges (B)	7.2	9.2	6.3	0.04
Amortization of certain intangible assets (C)	50.6	50.6	34.4	0.20
Certain quality and product related charges (D)	40.9	40.9	25.7	0.15
Acquisition and integration-related charges (E)	0.6	18.1	11.4	0.07
Research and development charge (F)	—	27.5	17.2	0.10
Litigation settlement and related charges (G)	—	14.0	8.5	0.05
Loss on early debt extinguishment (H)	—	—	22.9	0.14
Adjusted financial measures (3)	$1,277.9	$642.3	$429.5	$2.54

GAAP results for the nine months ended September 30, 2010 include:
(A)

Project Fuel and related charges: $12.1 million reported in Cost of products sold, $5.6 million reported in Restructuring, impairment and (gain) on disposition of assets, net, $0.3 million reported in Research and development and $9.8 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges. These charges are offset by a $11.4 million gain reported in Restructuring, impairment and (gain) on disposition of assets, net related to the disposal of the non-strategic net assets associated with the Wasserburg, Germany, facility.

(B)

Facilities Optimization charges: $7.2 million reported in Cost of products sold and $2.0 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.
(D)

Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, idle facility costs and penalties for failure to supply certain product to customers. These charges are directly associated with Hospira’s response to the FDA Warning Letter received in April 2010.

(E)

Acquisition and integration-related charges: $0.6 million reported in Cost of products sold, $3.7 million reported in Research and development and $13.8 million reported in Selling, general and administrative. These charges include acquisition and integration costs resulting from acquisitions including Javelin Pharma and a generic injectable business by Hospira India.

(F)

Research and development charge resulting from an initial payment related to an agreement with DURECT and corresponding milestone reached for development of a long-acting local anesthetic product that has not yet achieved regulatory approval.

(G)	RTI litigation settlement and related charges reported in Selling, general and administrative.
(H)

Loss on early debt extinguishment of $36.8 million reported in Other expenses, net pre-tax relates to a provision for the early extinguishment of 5.55% notes originally due March 2012, which was paid in October 2010.

Nine months ended September 30, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,061.4	$367.3	$307.2	$1.89
Specified items:
Project Fuel and related charges (A)	12.6	105.5	91.4	0.57
Facilities Optimization charges (B)	8.9	20.1	13.2	0.08
Amortization of certain intangible assets (C)	40.9	40.9	25.9	0.16
Impairment of marketable equity securities (D)	—	—	16.6	0.10
Resolution of IRS tax audit benefit (E)	—	—	(91.9)	(0.57)
Adjusted financial measures (3)	$1,123.8	$533.8	$362.4	$2.23

GAAP results for the nine months ended September 30, 2009 include:
(A)

Project Fuel and related charges: $12.6 million reported in Cost of products sold, $67.9 million reported in Restructuring, impairment and (gain) on disposition of assets, $2.6 million reported in Research and development and $22.4 million reported in Selling, general and administrative. Project Fuel initiatives include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

(B)

Facilities Optimization charges: $8.9 million reported in Cost of products sold and $11.2 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)	Amortization of certain intangible assets resulting from the acquisition of Mayne Pharma reported in Cost of products sold.
(D)	Impairment of marketable equity securities is reported in Other expense, net.
(E)

Resolution of IRS tax audit benefit of $91.9 million reported in Income tax expense (benefit). This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)

Specified items are shown net of tax of $80.4 million and $127.9 million for the nine months ended September 30, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the items occurred.

(3)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on October 26, 2010 for additional information.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2010	2009
Assets

Current Assets:
Cash and cash equivalents	$1,149.5	$946.0
Trade receivables, less allowances of $9.9 in 2010 and $6.2 in 2009	677.2	498.1
Inventories	914.8	755.4
Deferred income taxes	162.3	185.9
Prepaid expenses	48.1	34.3
Other receivables	92.8	41.5
Assets held for sale	—	65.0
Total Current Assets	3,044.7	2,526.2
Property and equipment, net	1,259.5	1,147.8
Intangible assets, net	620.2	406.5
Goodwill	1,447.0	1,243.4
Deferred income taxes	113.4	54.5
Investments	59.9	49.3
Other assets	68.6	75.2
Total Assets	$6,613.3	$5,502.9
Liabilities and Shareholders’ Equity

Current Liabilities:
Short-term borrowings	$528.8	$23.6
Trade accounts payable	309.2	229.5
Salaries, wages and commissions	138.5	176.5
Other accrued liabilities	480.6	438.4
Liabilities related to assets held for sale	—	13.9
Total Current Liabilities	1,457.1	881.9
Long-term debt	1,714.5	1,707.3
Deferred income taxes	16.4	18.6
Post-retirement obligations and other long-term liabilities	287.9	271.4
Commitments and Contingencies
Total Shareholders’ Equity	3,137.4	2,623.7
Total Liabilities and Shareholders’ Equity	$6,613.3	$5,502.9

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Nine Months Ended September 30,
	2010	2009

Cash Flow From Operating Activities:
Net income	$296.6	$307.2
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	119.1	126.4
Amortization of intangible assets	59.3	45.9
Loss on early debt extinguishment	36.8	—
Stock-based compensation expense	37.7	31.5
Gain on disposition of assets	(11.4)	—
Deferred income tax and other tax adjustments	(7.6)	(84.3)
Impairment and other asset (benefits) charges	(3.1)	83.4
Changes in assets and liabilities-
Trade receivables	(166.2)	10.9
Inventories	(147.9)	(17.7)
Prepaid expenses and other assets	(24.6)	2.6
Trade accounts payable	79.0	(34.2)
Other liabilities	(54.1)	90.6
Other, net	20.9	(21.1)
Net Cash Provided by Operating Activities	234.5	541.2

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(141.8)	(118.7)
Acquisitions, net of cash acquired, and payments for contingent consideration	(541.8)	(20.7)
Purchases of intangibles and other investments	(11.9)	(9.3)
Proceeds on disposition of assets	62.6	30.5
Net Cash Used in Investing Activities	(632.9)	(118.2)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	492.5	246.7
Repayment of long-term debt	—	(306.1)
Other borrowings, net	(0.3)	2.7
Common stock repurchased	(50.0)	—
Excess tax benefit from stock-based compensation arrangements	19.3	0.8
Proceeds from stock options exercised	133.7	59.3
Net Cash Provided by Financing Activities	595.2	3.4

Effect of exchange rate changes on cash and cash equivalents	6.7	10.4

Net change in cash and cash equivalents	203.5	436.8
Cash and cash equivalents at beginning of period	946.0	483.8
Cash and cash equivalents at end of period	$1,149.5	$920.6

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$80.8	$87.1
Income taxes, net of refunds	$63.7	$25.7
Non-cash financing activities-
Provision on the early debt extinguishment incurred but not paid	$36.8	$—

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010	2009	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)	2010	2009	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas–
Pharmaceuticals
Specialty Injectables	$433.4	$449.1	(3.5)%	(4.1)%	$1,370.3	$1,150.7	19.1%	17.8%
Other Pharma	119.1	126.0	(5.5)%	(5.6)%	367.4	403.2	(8.9)%	(9.2)%
	552.5	575.1	(3.9)%	(4.4)%	1,737.7	1,553.9	11.8%	10.8%
Devices
Medication Management Systems	127.3	138.1	(7.8)%	(8.1)%	374.1	411.7	(9.1)%	(10.4)%
Other Devices	82.3	90.2	(8.8)%	(9.2)%	247.2	274.2	(9.8)%	(10.9)%
	209.6	228.3	(8.2)%	(8.5)%	621.3	685.9	(9.4)%	(10.6)%
Total Americas	762.1	803.4	(5.1)%	(5.6)%	2,359.0	2,239.8	5.3%	4.2%

Europe, Middle East & Africa–
Pharmaceuticals
Specialty Injectables	68.3	69.6	(1.9)%	6.5%	205.5	195.3	5.2%	7.6%
Other Pharma	16.8	25.6	(34.4)%	(29.7)%	60.3	88.7	(32.0)%	(30.9)%
	85.1	95.2	(10.6)%	(3.3)%	265.8	284.0	(6.4)%	(4.4)%
Devices
Medication Management Systems	18.5	19.1	(3.1)%	7.3%	54.1	55.7	(2.9)%	0.9%
Other Devices	12.6	15.3	(17.6)%	(9.8)%	39.6	49.5	(20.0)%	(17.8)%
	31.1	34.4	(9.6)%	(0.3)%	93.7	105.2	(10.9)%	(7.9)%
Total Europe, Middle East & Africa	116.2	129.6	(10.3)%	(2.5)%	359.5	389.2	(7.6)%	(5.3)%

Asia Pacific–
Pharmaceuticals
Specialty Injectables	57.0	57.0	0.0%	(6.7)%	168.7	149.0	13.2%	(0.4)%
Other Pharma	2.0	5.8	(65.5)%	(67.2)%	5.9	12.1	(51.2)%	(57.0)%
	59.0	62.8	(6.1)%	(12.3)%	174.6	161.1	8.4%	(4.7)%
Devices
Medication Management Systems	6.3	5.4	16.7%	13.0%	17.1	15.0	14.0%	6.0%
Other Devices	5.7	6.3	(9.5)%	(14.3)%	14.9	19.0	(21.6)%	(29.5)%
	12.0	11.7	2.6%	(1.7)%	32.0	34.0	(5.9)%	(13.8)%
Total Asia Pacific	71.0	74.5	(4.7)%	(10.6)%	206.6	195.1	5.9%	(6.3)%

Net Sales	$949.3	$1,007.5	(5.8)%	(5.6)%	$2,925.1	$2,824.1	3.6%	2.2%

Global–
Pharmaceuticals
Specialty Injectables	$558.7	$575.7	(3.0)%	(3.1)%	$1,744.5	$1,495.0	16.7%	14.7%
Other Pharma	137.9	157.4	(12.4)%	(11.8)%	433.6	504.0	(14.0)%	(14.2)%
	696.6	733.1	(5.0)%	(5.0)%	2,178.1	1,999.0	9.0%	7.4%
Devices
Medication Management Systems	152.1	162.6	(6.5)%	(5.6)%	445.3	482.4	(7.7)%	(8.6)%
Other Devices	100.6	111.8	(10.0)%	(9.6)%	301.7	342.7	(12.0)%	(13.0)%
	252.7	274.4	(7.9)%	(7.2)%	747.0	825.1	(9.5)%	(10.4)%

Net Sales	$949.3	$1,007.5	(5.8)%	(5.6)%	$2,925.1	$2,824.1	3.6%	2.2%

(1)

The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates (reflecting comparative local currency balances at prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This financial measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this financial measure aids in the understanding of our change in net sales without the impact of foreign currency. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.